Morgan Stanley Technology Fund
                          Item 77(O) 10F-3 Transactions
                         January 1, 2003 - June 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
  Amylin    01/16/  9,200,   $16.60 $152,720  20,000  0.217%   0.14
Pharmaceut    03      000             ,000                      0%    Goldman
  icals                                                               Sachs &
                                                                     Co, Lehman
                                                                     Brothers,
                                                                       Morgan
                                                                      Stanley,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC and
                                                                       Fortis
                                                                     Securities
                                                                        Inc